SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2019

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in its Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On January 8, 2019 (the “Effective Date”), ClearSign Combustion Corporation (the “Company”) entered into a Cooperation Agreement (the “DiGiandomenico Cooperation Agreement”) with Anthony DiGiandomenico and certain affiliates of Mr. DiGiandomenico (the “DiGiandomenico Parties”) and a Cooperation Agreement (the “MDB Cooperation Agreement” and together with the DiGiandomenico Cooperation Agreement, the “Cooperation Agreements”) with MDB Capital Group LLC and Christopher Marlett (the “MDB Parties”).

The term of each Cooperation Agreement began on the Effective Date and will continue until the earlier of (i) the day immediately following the date of the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”) or (ii) December 31, 2020 (together, the term lengths of the Cooperation Agreements, the “Term”).

The DiGiandomenico Cooperation Agreement

Pursuant to the DiGiandomenico Cooperation Agreement, the Company has agreed to appoint Messrs. Jim Simmons and Bruce Pate as observers to the Board of Directors (the “Board”) for a period beginning on the Effective Date and ending, in the case of Mr. Simmons, when he is appointed as a director to the Board, and in the case of Mr. Pate, when he (or an alternate candidate, as described below) is elected to the Board. The Company also agreed to appoint Mr. Simmons as a director, in the place of Stephen Pirnat, who resigned on December 31, 2018, and to nominate Mr. Pate as a director candidate for election to the Board at the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”), with his term expiring at the 2020 Annual Meeting. If Mr. Pate is unable or unwilling to stand for election to the Board, the Company has agreed to work with Mr. DiGiandomenico to identify, select, and mutually agree upon an alternate candidate.

With respect to any vote or consent during the Term, the DiGiandomenico Parties have agreed to, among other things, vote in accordance with the Board’s recommendations regarding (i) each election of directors and any removal of directors, (ii) the ratification of the appointment of the Company’s independent registered public accounting firm, and (iii) the Company’s “say-on-pay” proposal.

The DiGiandomenico Parties have agreed to certain customary “standstill provisions” during the Term, prohibiting them from, among other things, (i) making certain public announcements, (ii) soliciting proxies, (iii) taking public actions to change or influence the Board, Company management, or direction of certain Company matters, (iv) exercising certain shareholder rights, and (v) subjecting any shares of the Company’s common stock to any arrangement or agreement to circumvent any of the restrictions on the DiGiandomenico Parties in the DiGiandomenico Cooperation Agreement.

During the Term of the DiGiandomenico Cooperation Agreement, the Company and the DiGiandomenico Parties have agreed that they will not disparage each other and that they will not initiate any lawsuit, claim, or proceeding with respect to any claims (known by the alleging party as of the Effective Date) against the Company or a DiGiandomenico Party, as applicable, except for any legal proceeding initiated solely to remedy a breach of or to enforce the DiGiandomenico Cooperation Agreement.

The MDB Cooperation Agreement

Pursuant to the MDB Cooperation Agreement, the MDB Parties have agreed, during the Term, to vote in accordance with the Board’s recommendations with respect to (i) each election of directors and any removal of directors and (ii) the ratification of the appointment of the Company’s independent registered public accounting firm. The MDB Parties have also agreed, in respect of any vote or consent to elect or remove directors, to certain customary “standstill provisions” prohibiting them from, among other things, (i) making certain public announcements, (ii) soliciting proxies, (iii) taking public actions to change or influence the Board, Company management, or direction of certain Company matters, (iv) exercising certain shareholder rights, and (v) subjecting any shares of the Company’s common stock to any arrangement or agreement to circumvent any of the restrictions on the MDB Parties in the MDB Cooperation Agreement.

The above summaries of the Cooperation Agreements do not purport to be complete and are qualified in their entireties by reference to the Cooperation Agreements, copies of which are included as Exhibit 10.1 and Exhibit 10.2, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01 in their entireties.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, Jim Simmons was appointed as a director to fill the vacancy created on December 31, 2018 by the retirement of Stephen Pirnat. As disclosed in Item 1.01 of this Current Report on Form 8-K, Mr. Simmons was appointed pursuant to the DiGiandomenico Cooperation Agreement. Mr. Simmons will receive the Company’s standard compensation for non-executive directors. As of the date of this Current Report on Form 8-K, no decision has been made regarding the appointment of Mr. Simmons to any committee of the Board.

On the Effective Date, Scott Isaacson announced his intention to retire from his positions as a director of the Board, member of the Board’s Audit Committee and Compensation Committee, and chair of the Nominating and Corporate Governance Committee, effective as of the date of the 2019 Annual Meeting. As disclosed in Item 1.01 and pursuant to the DiGiandomenico Cooperation Agreement, the Company intends to nominate Bruce Pate as a director candidate at the 2019 Annual Meeting.

Other than as described in Item 1.01 above and this Item 5.02, there are no arrangements or understandings between or among either Mr. Simmons and/or Mr. Pate and any other person pursuant to which they were selected as directors or director candidates, respectively. There are no family relationships between Mr. Simmons or Mr. Pate and any of our officers and directors and there is no transaction between the Company and Mr. Simmons or Mr. Pate that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 8, 2019, the Company issued a press release relating to the matters described in Items 1.01 and 5.02 of this Current Report on Form 8-K. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety into this Item 7.01.

The information furnished under this Item 7.01 shall not be deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information furnished under this Item 7.01 shall not be incorporated by reference into any filing the Company makes regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated January 8, 2019 by and among ClearSign Combustion Corporation and Anthony DiGiandomenico and his affiliates
10.2	Cooperation Agreement, dated January 8, 2019 by and among ClearSign Combustion Corporation and MDB Capital Group LLC and Christopher Marlett
99.1	Press Release, dated January 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2019

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian Fike
Brian Fike
Interim Chief Financial Officer